SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2019

Precision Therapeutics Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36790	33-1007393
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of principal executive offices)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Offering of Common Stock and Warrants

On March 27, 2019, Precision Therapeutics Inc. (“Precision” or the “Company”), entered into a Placement Agency Agreement (the “Placement Agency Agreement”) pursuant to which Dawson James Securities, Inc. served as placement agent on a “best efforts” basis (the “Placement Agent”) for a registered direct offering in which the Company sold 1,478,750 shares of the Company’s common stock (“Common Stock”) and warrants to purchase up to 739,377 shares of Common Stock (the “Warrants”) (the “Offering”). The Common Stock and Warrants were sold in units (the “Units”), with each Unit consisting of one share of Common Stock and a Warrant to purchase 0.5 of a share of our Common Stock at an exercise price of $1.00 per whole share. The Warrants are exercisable at any time on or after the date of issuance and expire on the fifth anniversary of issuance.

The Units were sold at a price of $0.80 per Unit, resulting in gross proceeds to the Company of $1.183 million, before deducting placement agent fees and estimated offering expenses. The net offering proceeds to the Company, after deducting the placement agent’s fees and other estimated offering expenses payable by the Company, are expected to be approximately $1.02 million.

The closing of the Offering occurred on March 29, 2019.

Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 8% of the aggregate purchase price of the Units sold. The Company also agreed to reimburse the Placement Agent for its expenses in connection with this offering, up to $30,000, and agreed to reimburse the placement agent for its reasonable “blue sky” fees and expenses, of $5,000. The Placement Agency Agreement contains indemnification, representations, warranties, conditions precedent to closing and other provisions customary for transactions of this nature.

Also pursuant to the Placement Agency Agreement, the Company, in connection with the offering, entered into Unit Purchase Option agreements, dated as of March 29, 2019 (the “Unit Purchase Options”), pursuant to which the Company granted the Placement Agent or its assigns the right to purchase from the Company up to an aggregate of 73,937 Units (which represents 5% of the Units sold to investors in the offering) at an exercise price equal to 125% of the public offering price of the Units in the offering, or $1.00 per Unit. The Unit Purchase Options will expire on March 27, 2024.

The securities in the Offering were offered and sold pursuant to the Company’s “shelf” registration statement (File No. 333-213766), which was declared effective by the United States Securities and Exchange Commission on October 4, 2016. A copy of the Maslon LLP’s legal opinion relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 to this report.

The Placement Agency Agreement, form of Warrant and form of Unit Purchase Option agreement are filed as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated into this Item 1.01 by reference. The foregoing description of such documents is qualified in its entirety by reference to the full text thereof. The representations, warranties and covenants contained in the Placement Agency Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements. The press releases announcing the Offering and the pricing of the Offering are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Placement Agency Agreement
4.1	Form of Warrant
4.2	Form of Unit Purchase Option
5.1	Opinion of Maslon LLP
23.1	Consent of Maslon LLP (included in Exhibit 5.1)
99.1	Press release dated March 26, 2019
99.2	Press release dated March 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2019

PRECISION THERAPEUTICS INC.

By:	/s/ Bob Myers
Bob Myers
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Placement Agency Agreement
4.1	Form of Warrant
4.2	Form of Unit Purchase Option
5.1	Opinion of Maslon LLP
23.1	Consent of Maslon LLP (included in Exhibit 5.1)
99.1	Press release dated March 26, 2019
99.2	Press release dated March 27, 2019